                                                                      EXHIBIT 11



                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


in thousands, except share and per share data                               2001           2000            1999
----------------------------------------------------------------------- -------------- -------------- ---------------

BASIC EARNINGS PER SHARE:
   Net income......................................................     $       2,540  $       2,168  $       1,095
                                                                        =============  =============  =============

   Weighted average common shares outstanding......................         6,083,311      6,225,970      6,254,308
                                                                        =============  =============  =============

   Basic net income per common share...............................     $        0.42  $        0.35  $        0.18
                                                                        =============  =============  =============

DILUTED EARNINGS PER SHARE:
   Net income......................................................     $       2,540  $       2,168  $       1,095
                                                                        =============  =============  =============

   Weighted average common shares outstanding......................         6,083,311      6,225,970      6,254,308
   Effect of stock options and warrants............................           230,551          3,780             68
                                                                        -------------  -------------  -------------
     Weighted average common and common equivalent shares
       outstanding ................................................         6,313,862      6,229,750      6,254,376
                                                                        =============  =============  =============

   Diluted net income per common share.............................     $        0.40  $        0.35  $        0.18
                                                                        =============  =============  =============
